Exhibit 99.1

NEXT ADVISOR, INC.

Financial Statements and Report of Independent Certified Public Accountants

December 31, 2015, 2014 and 2013

Table of Contents

Next Advisor, Inc.

Financial Statements for the Years Ended December 31, 2015, 2014 and 2013

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Next Advisor, Inc.

We have audited the accompanying financial statements of Next Advisor, Inc. (a California corporation), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, owner’s equity, and cash flows for each of the three years in the period ended December 31, 2015, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Next Advisor, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

San Francisco, California

September 2, 2016

Next Advisor, Inc.

Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2015	2014

Assets
Cash and cash equivalents	$1,658	$4,214
Accounts receivable	7,729	3,491
Prepaid expenses and other current assets	1,383	694
Total current assets	10,770	8,399
Total assets	$10,770	$8,399

Liabilities and owner's equity
Liabilities
Accounts payable	$1,662	$664
Accrued expenses	4,930	1,234
Total current liabilities	6,592	1,898
Total liabilities	6,592	1,898

Commitments and contingencies (Note 4)

Owner's equity
Common Stock, par value $.01 per share - 5,000,000 shares authorized and issued	5	5
Owner's drawings	(38,306)	(13,906)
Retained earnings	42,479	20,402
Total owner's equity	4,178	6,501
Total liabilities and owner's equity	$10,770	$8,399

The accompanying notes are an integral part of these financial statements.

Next Advisor, Inc.

Statements of Income

(In thousands)

	Years Ended
	December 31,	December 31,	December 31,
	2015	2014	2013

Revenue	$67,668	$25,376	$13,078

Costs and expenses:
Cost of revenue	38,277	14,489	7,831
Gross profit	29,391	10,887	5,247

Operating expenses:
Selling, general and administrative	6,950	3,308	2,217
Total operating expenses	6,950	3,308	2,217

Income before taxes	22,441	7,579	3,030
Income tax provision	364	123	108
Net income	$22,077	$7,456	$2,922

The accompanying notes are an integral part of these financial statements.

Next Advisor, Inc.

Statements of Owner’s Equity

(In thousands)

	Common Stock	Owner's Drawings	Retained Earnings	Total Owner's Equity
Balance at January 1, 2013	$5	$(8,356)	$10,024	$1,673
Distributions	-	(1,850)	-	(1,850)
Net income	-	-	2,922	2,922
Balance at December 31, 2013	5	(10,206)	12,946	2,745
Distributions	-	(3,700)	-	(3,700)
Net income	-	-	7,456	7,456
Balance at December 31, 2014	5	(13,906)	20,402	6,501
Distributions	-	(24,400)	-	(24,400)
Net income	-	-	22,077	22,077
Balance at December 31, 2015	$5	$(38,306)	$42,479	$4,178

The accompanying notes are an integral part of these financial statements.

Next Advisor, Inc.

Statements of Cash Flows

(In thousands)

	Years Ended
	December 31,	December 31,	December 31,
	2015	2014	2013
Cash flows from operating activities
Net income	$22,077	$7,456	$2,922
Adjustments to reconcile net income to net cash provided by operating activities:
Change in operating assets and liabilities:
Accounts receivable	(4,238)	(1,690)	336
Prepaid expenses and other assets	(689)	(119)	(569)
Accounts payable	998	469	189
Accrued expenses	3,696	238	35
Net cash provided by operating activities	21,844	6,354	2,913

Cash flows from investing activities
Net cash provided by investing activities	-	-	-

Cash flows from financing activities
Distributions to Owner	(24,400)	(3,700)	(1,850)
Net cash used in financing activities	(24,400)	(3,700)	(1,850)
Net (decrease) increase in cash	(2,556)	2,654	1,063
Cash and cash equivalents- beginning of period	4,214	1,560	497
Cash and cash equivalents - end of period	$1,658	$4,214	$1,560

Supplemental cash flow disclosure:
Cash paid for taxes	$127	$51	$80

The accompanying notes are an integral part of these financial statements.

Next Advisor, Inc.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Next Advisor, Inc. (“Next Advisor” or the “Company,” “we,” “us,” “our”), a California corporation, provides independent reviews of online services for consumers and small businesses. Our mission is to help its visitors save money and make optimal buying decisions by presenting them with useful comparisons and reviews of service providers and a clear explanation of each service and how it works. We currently review, compare and explain many different types of services including credit cards, credit report monitoring, identity theft protection, diet plans, VoIP (Voice over IP) services, online dating, online backup, internet security software, internet fax and web hosting.

Basis of Presentation

The Company is a solely owned S-Corporation, headquartered in Burlingame, California, and is a sole operating entity with no subsidiaries.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent gains and losses at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We believe that the judgments, estimates and assumptions involved in the accounting for revenue recognition, income taxes and contingencies have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Actual results could differ from those estimates.

Cash and Cash Equivalents

We state all cash and cash equivalents at cost, which approximates fair value. We consider all short-term highly liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents. The carrying value of these investments approximates fair value. At December 31, 2015, 2014 and 2013, our cash and cash equivalents consisted of operating cash subject to the $250,000 Federal Deposit Insurance Corporation insured deposit limit.

Allowance for Doubtful Accounts

We record bad debt expense on an itemized basis and maintain an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of our customers to make required payments. Historically, we have collected all accounts receivable from customers and have not recorded bad debt expense or wrote off any accounts deemed uncollectible. Accordingly, as of December 31, 2015 and 2014 there is no allowance for doubtful accounts recorded.

Revenue Recognition

Online advertising is monetized through the sale of advertising and sponsorships through displays, hyperlinks, and lead generation within our owned and operated websites. In general, the amount of advertising we sell is a function of a number of market conditions including (i) the number of visitors to our websites, (ii) the number of ad pages we serve to those visitors, (iii) the click-through rate of our visitors on hyperlinks, (iv) the number of advertisements per page, (v) the rate at which visitors apply for and are approved for financial product offerings, and (vi) advertiser demand.  We  primarily deliver consumer inquiries as a click or call to our financial advertisers and recognize revenue on a per-completed or per-approved application basis. Display advertising sales are invoiced monthly at amounts based on contract terms predominantly based on the number of impressions delivered to the advertiser based on site visitor views. Revenue is recognized when persuasive evidence of an arrangement exists, delivery or performance has occurred, fees are fixed or determinable, and collection is reasonably assured.

Revenue is recorded at gross amounts and affiliate payments are recorded  in cost of revenue, pursuant to the provisions of Accounting Standards Codification Topic 605-45, “Reporting Revenue Gross as a Principal versus Net as an Agent”.

Cost of Revenue

Cost of revenue represents expenses directly associated with the creation of revenue. These costs include contractual revenue sharing obligations resulting from our distribution arrangements ("distribution payments"), cost of traffic acquisition (primarily search engine marketing expense), display advertising expense and direct response advertising expense. Distribution payments are made to website operators for visitors directed to our online network which we monetize through advertising, as well as for credit card offer clicks that are generated on our affiliated websites and monetized through our issuer network.

Fair Value of Financial Instruments

The Company’s financial instruments are accounts receivable and accounts payable.  The recorded values approximate their fair values based on their short-term nature.

New Accounting Pronouncements

Recently Issued Pronouncements, Not Adopted as of December 31, 2015

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” and in August 2015 issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606) – Deferral of Effective Date.” The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers that supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. This guidance is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 31, 2019. Early adoption is permitted, only as an annual reporting period, beginning after December 15, 2016. We are evaluating the effect that this update will have on our financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related footnote disclosures in certain circumstances. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. We do not expect the adoption of this guidance to have an impact on our financial statements.

In January 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” This update will supersede the leases requirements in Topic 840, Leases, and create an additional Topic 842, which specifies the accounting for leases. The objective is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We are evaluating the effect that this update will have on our financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net).” This update is intended to clarify the implementation guidance on principal versus agent considerations. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. We are evaluating the effect that this update will have on our financial statements and related disclosures. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of Update 2014-09. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year.

NOTE 2 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31,	December 31,
(in thousands)	2015	2014
Accrued costs of goods sold	$3,745	$189
Accrued payroll	528	520
Other	657	525
	$4,930	$1,234

NOTE 3 – CONCENTRATIONS OF RISK

During the year ended December 31, 2015, there were three customers that accounted for approximately 49%, 20% and 14% of total revenues for the year ended. During the year ended December 31, 2014, there were four customers that accounted for approximately 25%, 23%, 15% and 10% of total revenues. During the year ended December 31, 2013, there were two customers that accounted for 35% and 10% of total revenues.

As of December 31, 2015, there were two customers with accounts receivable balances that constituted 70% and 24% of our total accounts receivable balance, and as of December 31, 2014, there were three customers with accounts receivable balances that constituted 38%, 36% and 10% of our total balance.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

In the normal course of its operations, the Company may be party to litigation and regulatory matters and claims. The result of complex proceedings and reviews are difficult to predict and the Company’s view of these matters may change in the future as events related thereto unfold. The Company expenses legal fees as incurred. The Company records provisions for contingent losses when it is both probable that a liability will be incurred and the amount or range of the loss can be reasonably estimated. An unfavorable outcome to any legal or regulatory matter, if material, could have an adverse effect on the Company’s operations or its financial position, liquidity or results of operations.

We lease office space in the state of California, which expires in 2017. This lease is accounted for as an operating lease. Total rent expense for the years ended December 31, 2015, 2014 and 2013 was approximately $186,000, $173,000 and $161,000, respectively. Future minimum lease payments under our operating lease as of December 31, 2015 is approximately $194,000 for 2016 and $49,000 for 2017.

NOTE 5 – INCOME TAXES

The Company, with the consent of its owner, has elected under the Internal Revenue Code to be taxed as an S Corporation. The owners of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its owners.

This election is valid for California; however, California law requires a minimum tax of 1.5% on state taxable income. Therefore, a provision and a related liability have been included in the financial statements for California state income taxes. The tax liability is recorded within accrued expenses in the balance sheet.

The Company recognizes the financial statement benefit for tax positions only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon the ultimate settlement with the relevant tax authority. For the years ended December 31, 2015, 2014 and 2013, the Company did not record any unrecognized tax benefits. Accrued interest and penalties related to unrecognized tax benefits are recorded as components of income tax expense. For the years ended December 31, 2015, 2014 and 2013, the Company did not record any interest or penalties related to unrecognized tax benefits.

NOTE 6 – SUBSEQUENT EVENT

Subsequent events have been evaluated through September 2, 2016, which is the date the financial statements were available to be issued.  On May 5, 2016, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Bankrate, Inc. (“Bankrate”),  pursuant to which the Company agreed to sell substantially all of the assets of the Company to Bankrate for cash payment of $63.4 million and a contingent consideration arrangement pursuant to the Purchase Agreement. The transaction closed  on June 17, 2016.